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                                                                    EXHIBIT 99.3

                              LEHMAN BROTHERS INC.

                               Offer to exchange
                  shares of common stock of eFunds Corporation
                         for each share of common stock
                                       of
                              DELUXE CORPORATION,
             up to a maximum of        shares of Deluxe Corporation


    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.


                                                                          , 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   We refer to the enclosed offering circular-prospectus dated , 2000 of Deluxe Corporation, a Minnesota corporation ("Deluxe"), and the letter of transmittal, which together constitute Deluxe's offer (the "exchange offer") to exchange shares of common stock, par value $0.01 per share, (the "eFunds shares"), of eFunds Corporation, a Delaware corporation ("eFunds"), for each share of common stock, par value $1.00 per share (the "Deluxe shares"), of Deluxe that are validly tendered and not properly withdrawn by the expiration date of the exchange offer, upon the terms and subject to the conditions set forth in the exchange offer. See "Summary," "The Exchange Offer" and "Terms of the Exchange Offer" in the offering circular-prospectus, up to a maximum of Deluxe shares validly tendered and not properly withdrawn. Capitalized terms used herein and not otherwise explained have the same meanings as in the offering circular-prospectus.

   We have been appointed by Deluxe to act as the dealer manager in connection with the exchange offer. Your attention is directed to the offering circular-prospectus, which we urge you to read carefully in its entirety.

   The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on , 2000, unless extended in accordance with applicable law and the terms of the exchange offer, in which event the term "expiration date" shall mean the latest time and date to which the exchange offer, as extended, shall expire. The maximum number of Deluxe shares which will be accepted for exchange will be Deluxe shares, which, when exchanged, equals 40,000,000 eFunds shares. If more than such maximum number of Deluxe shares are tendered, the exchange offer will be oversubscribed, and Deluxe shares validly tendered and not properly withdrawn will be subject to proration in accordance with the terms set forth in the offering circular-prospectus under "Terms of the Exchange Offer-Terms of the Exchange Offer," except for certain odd-lot tenders as described in the same section of the offering circular-prospectus.

   Deluxe will pay a solicitation fee of $ per share, up to a maximum of 1,000 shares per tendering shareholder, for each Deluxe share tendered and accepted for exchange pursuant to the exchange offer, if the soliciting dealer has affirmatively solicited the tender and Box #9 of the letter of transmittal is checked and completed giving details of the name of (i) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc. or (ii) any bank or trust company located in the United States. However, no solicitation fee shall be payable (i) in connection with a tender of Deluxe shares by a shareholder (x) tendering more than 1,000 shares of Deluxe
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shares or (y) tendering from a country outside of the United States or (ii) to the dealer manager. In addition, soliciting dealers are not entitled to a fee with respect to Deluxe shares beneficially owned by such soliciting dealer or with respect to any shares that are registered in their name, unless they hold such shares as nominee and tender them for the benefit of beneficial holders identified in the letter of transmittal. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Deluxe, eFunds, the Exchange Agent, the information agent or the dealer manager for purposes of the exchange offer.

   In order for a soliciting dealer to receive a solicitation fee with respect to the tender of Deluxe shares, the Exchange Agent must have received a properly completed and duly executed letter of transmittal (including a completed box entitled "Notice of Solicited Tenders" (Box #9)).

   The acceptance of compensation by the soliciting dealer listed in "Notice of Solicited Tenders" (Box #9) of the letter of transmittal will constitute a representation by such soliciting dealer that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus and the letter of transmittal, and (iii) in soliciting tenders of Deluxe shares, it has used no soliciting materials other than those furnished by Deluxe.

   For your information and for forwarding to your clients for whom you hold Deluxe shares registered in your name or in the name of your nominee or who hold Deluxe shares registered in their own names, we are enclosing the following documents:

   1. The offering circular-prospectus;

   2. The letter of transmittal;

   3. A letter that may be sent to your clients for whose account you hold Deluxe shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer;

   4. A notice of guaranteed delivery to be used to accept the exchange offer if the certificates for Deluxe shares are not immediately available, the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank Minnesota, N.A., the exchange agent, prior to the expiration date of the exchange offer; and

   5. The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use and for the information of your clients;

   6. A return envelope addressed to the exchange agent.

   Deluxe will pay all stock transfer taxes, if any, payable on the transfer to it of Deluxe shares and the transfer to tendering shareholders of eFunds shares pursuant to the exchange offer, except as otherwise provided in Instruction 5 of the letter of transmittal.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2000, UNLESS EXTENDED BY DELUXE AS PROVIDED IN THE OFFERING CIRCULAR-PROSPECTUS.

   Deluxe will, upon request, reimburse you for reasonable and necessary costs and expenses incurred by you in forwarding any of the enclosed materials to your customers.

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   To participate in the exchange offer, certificate(s) for Deluxe shares or a confirmation of any book-entry transfer into the Exchange Agent's account at the book-entry transfer facility of Deluxe shares tendered electronically, as well as a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an agent's message in connection with a book-entry transfer of shares, and any other documents required by the letter of transmittal must be received by the Exchange Agent as indicated in the letter of transmittal and the offering circular-prospectus prior to the expiration date of the exchange offer.

   Holders whose stock certificate(s) representing Deluxe shares are not immediately available or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver their certificate(s) and all other required documents to the Exchange Agent prior to the expiration date may tender their Deluxe shares pursuant to the guaranteed delivery procedure set forth in the offering circular-prospectus under "Terms of the Exchange Offer--Guaranteed Delivery Procedure."

   Any inquiries you may have with respect to the exchange offer should be addressed to the information agent or the dealer manager at their respective addresses and telephone numbers set forth on the back cover of the offering circular-prospectus. Additional copies of the enclosed material may also be obtained from the information agent, Morrow & Co., Inc, telephone 1-800-566-9601 (toll-free) or the undersigned, telephone 1-800-666-2388 (toll-free).

                                          Very truly yours,

                                          Lehman Brothers Inc.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF DELUXE, EFUNDS, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER, ANY SOLICITING DEALERS, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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